                                                                    Exhibit 1.1

===============================================================================







                           NOBLE DRILLING CORPORATION

                            (A DELAWARE CORPORATION)

                                  $400,000,000
                                       OF

                    $150,000,000 6.95% SENIOR NOTES DUE 2009
                    $250,000,000 7.50% SENIOR NOTES DUE 2019




                       ----------------------------------

                             UNDERWRITING AGREEMENT

                       ----------------------------------










Dated: March 11, 1999

===============================================================================

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
SECTION 1. Representations and Warranties.................................     2
    (a)    Representations and Warranties by the Company..................     2
           (1)   Compliance with Registration Requirements................     3
           (2)   Incorporated Documents...................................     3
           (3)   Independent Accountants..................................     4
           (4)   Financial Statements.....................................     4
           (5)   No Material Adverse Change in Business...................     4
           (6)   Good Standing of the Company.............................     4
           (7)   Good Standing of Subsidiaries............................     5
           (8)   Capitalization...........................................     5
           (9)   Authorization of this Underwriting Agreement.............     5
           (10)  Authorization of the Underwritten Securities.............     5
           (11)  Authorization of the Indenture...........................     6
           (12)  Descriptions of the Underwritten Securities and
                 Indenture................................................     6
           (13)  Absence of Defaults and Conflicts........................     6
           (14)  Absence of Labor Dispute.................................     7
           (15)  Absence of Proceedings...................................     7
           (16)  Accuracy of Exhibits.....................................     7
           (17)  Absence of Further Requirements..........................     7
           (18)  Possession of Intellectual Property......................     8
           (19)  Possession of Licenses and Permits.......................     8
           (20)  Title to Property........................................     8
           (21)  Commodity Exchange Act...................................     8
           (22)  Investment Company Act...................................     9
           (23)  Environmental Laws.......................................     9
    (b)    Officer's Certificates.........................................     9

SECTION 2. Sale and Delivery to Underwriters; Closing.....................     9
    (a)    Underwritten Securities........................................     9
    (b)    Payment........................................................    10
    (c)    Denominations; Registration....................................    10

SECTION 3. Covenants of the Company.......................................    10
    (a)    Compliance with Securities Regulations and Commission
           Requests.......................................................    10
    (b)    Filing of Amendments...........................................    11
    (c)    Delivery of Registration Statements............................    11
    (d)    Delivery of Prospectuses.......................................    11
    (e)    Continued Compliance with Securities Laws......................    11
    (f)    Blue Sky Qualifications........................................    12
    (g)    Earnings Statement.............................................    12
    (h)    Tender Offer and Consent Solicitation..........................    12

    (i)     Use of Proceeds...............................................    13
    (j)     Restriction on Sale of Securities.............................    13
    (k)     Reporting Requirements........................................    13

SECTION 4.  Payment of Expenses...........................................    13
    (a)     Expenses......................................................    13
    (b)     Termination of Agreement......................................    13

SECTION 5.  Conditions of Underwriters' Obligations.......................    14
    (a)     Effectiveness of Registration Statement.......................    14
    (b)     Opinion of Counsel for Company................................    14
    (c)     Opinion of Counsel for Underwriters...........................    14
    (d)     Officers' Certificate.........................................    15
    (e)     Accountant's Comfort Letter...................................    15
    (f)     Bring-down Comfort Letter.....................................    15
    (g)     Ratings.......................................................    15
    (h)     No Objection..................................................    16
    (i)     Additional Documents..........................................    16
    (j)     Termination of this Underwriting Agreement....................    16

SECTION 6.  Indemnification...............................................    16
    (a)     Indemnification of Underwriters...............................    16
    (b)     Indemnification of Company, Directors and Officers............    17
    (c)     Actions against Parties; Notification.........................    17
    (d)     Settlement without Consent if Failure to Reimburse............    18

SECTION 7.  Contribution..................................................    19

SECTION 8.  Representations, Warranties and Agreements to Survive
            Delivery......................................................    20

SECTION 9.  Termination...................................................    20
    (a)     Underwriting Agreement........................................    20
    (b)     Liabilities...................................................    21

SECTION 10. Default by One or More of the Underwriters....................    21

SECTION 11. Notices.......................................................    21

SECTION 12. Parties.......................................................    22

SECTION 13. GOVERNING LAW.................................................    22

SECTION 14. Effect of Headings............................................    22

                           NOBLE DRILLING CORPORATION
                            (a Delaware corporation)

                                  $400,000,000
                                       of
                    $150,000,000 6.95% Senior Notes due 2009
                    $250,000,000 7.50% Senior Notes due 2019


                             UNDERWRITING AGREEMENT


MERRILL LYNCH & CO.
SALOMON SMITH BARNEY
c/o Merrill Lynch, Pierce, Fenner & Smith
              Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

Ladies and Gentlemen:

     Noble Drilling Corporation, a Delaware corporation (the "Company"), confirms its agreement with Salomon Smith Barney Inc. ("Salomon") and Merrill Lynch & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other underwriters named in Schedule A-1 and A-2 hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Salomon are acting as joint bookrunners (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of (a) $150,000,000 aggregate principal amount of the Company's 6.95% Senior Notes due 2009 (the "2009 Notes") in the respective principal amounts set forth in Schedule A-1 hereof and (b) $250,000,000 aggregate principal amount of the Company's 7.50% Senior Notes due 2019 (the "2019 Notes") in the respective principal amounts set forth in Schedule A-2 hereof (collectively, the "Underwritten Securities"). The Underwritten Securities are to be issued pursuant to an indenture dated as of March 1, 1999 (the "Indenture") between the Company and Chase Bank of Texas, National Association, as trustee (the "Trustee"). The term "Indenture," as used herein, includes the First Supplemental Indenture dated March 16, 1999, which supplants, modifies and amends the Indenture and establishes the form and terms of the Underwritten Securities pursuant to Section 901 of the Indenture.

     The Company understands that the Underwriters propose to make a public offering of the Underwritten Securities as soon as the Representatives deem advisable after this Underwriting

Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

     The Company has filed with the Securities and Exchange Commission (the "Commission") two registration statements on Form S-3 (No. 333-72059 and No. 333-68507) for the registration of the Underwritten Securities under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statements have been declared effective by the Commission and the Indenture has been duly qualified under the 1939 Act, and the Company has filed such post-effective amendments thereto as may be required and each such post-effective amendment has been declared effective by the Commission. Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the "Rule 430A Information") are referred to herein collectively as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Underwritten Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Underwritten Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"). A "preliminary prospectus" shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     All references in this Underwriting Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, prospectus or preliminary prospectus, as the case may be.

     SECTION 1. Representations and Warranties.

     (a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter, as of the date hereof and as of the Closing Time referred to in Section

2(b) hereof, as follows:

          (1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. In addition, the Indenture has been duly qualified under the 1939 Act.

          At the respective times the Registration Statement and any post-effective amendments thereto (including the filing of the Company's most recent Annual Report on Form 10-K with the Commission (the "Annual Report on Form 10-K")) became effective and at the Closing Time, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through any of the Representatives expressly for use in the Registration Statement or the Prospectus.

          Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of Underwritten Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied with and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3) Independent Accountants. The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (4) Financial Statements. The historical consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The schedules supporting the historical financial statements of the Company and its consolidated subsidiaries, if any, included in the Registration Statement and the Prospectus present fairly and in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information relating to the historical financial statements of the Company and its consolidated subsidiaries included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, or in the earnings, business affairs or properties, or development involving a prospective material adverse change in the business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those arising in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) except for regular dividends on the Company's common stock or preferred stock, in amounts per share that are consistent with past practice or the applicable charter document or supplement thereto, respectively, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

          (7) Good Standing of Subsidiaries. Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) (each, a "Subsidiary" and, collectively, the "Subsidiaries"), if any, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, except for directors' qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.

          (8) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the column entitled "Actual" under the "Capitalization" section of the Prospectus (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock was issued in violation of preemptive or other similar rights of any security holder of the Company.

          (9) Authorization of this Underwriting Agreement. This Underwriting Agreement has been, as of the date hereof, duly authorized, executed and delivered by the Company.

          (10) Authorization of the Underwritten Securities. The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to this Underwriting Agreement. Such Underwritten Securities when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). Such Underwritten Securities will be in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the Indenture.

          (11) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and, upon such authorization, execution and delivery, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (12) Descriptions of the Underwritten Securities and Indenture. The Underwritten Securities and the Indenture conform in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

          (13) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Underwriting Agreement and the Indenture and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments (except for such conflicts, breaches or defaults, or liens, charges or encumbrances that would not result in, or be reasonably expected to result in, a Material

     Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

          (14) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent.

          (15) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company overtly threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Prospectus, this Underwriting Agreement or the Indenture, or the performance by the Company of its obligations hereunder and thereunder. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (16) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

          (17) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution and delivery by the Company of this Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, this Underwriting Agreement or the Indenture, except such as have been already made, obtained or rendered, as applicable or as may be required under the 1933 Act, or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (18) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (19) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except where the failure to have such Government Licenses would not result in, or be reasonably expected to result in, a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (20) Title to Property. The Company and its subsidiaries have good and indefeasible title to all offshore drilling rigs described as being owned by them in the Prospectus. All of the leases and subleases material to the business of the Company and its subsidiaries considered as one enterprise, and under which the Company or any of its subsidiaries holds offshore drilling rigs described in the Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary of the continued possession of the leased or subleased premises under any such lease or sublease.

          (21) Commodity Exchange Act. The Underwritten Securities upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act the "Commodity Exchange Act Regulations").

          (22) Investment Company Act. The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

          (23) Environmental Laws. Except as otherwise stated in the Registration Statement and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and each of its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

     (b) Officers Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to any Underwriter or to counsel for the Underwriters in connection with the offering of the Underwritten Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Closing Time.

     SECTION 2. Sale and Delivery to Underwriters; Closing.

     (a) Underwritten Securities. The several commitments of the Underwriters to purchase the Underwritten Securities pursuant to this Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements herein contained and shall be subject to the terms and conditions herein set forth. The Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B-1 and Schedule B-2, the aggregate principal amount of respective Underwritten Securities set forth in Schedule A-1 and Schedule A-2 opposite the name of such Underwriter, plus any additional principal amount of Underwritten Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

     (b) Payment. Payment of the purchase price for, and delivery of, the Underwritten Securities shall be made at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Central time) on the third (fourth, if the pricing occurs after 3:30 P.M. (Central time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time").

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of one or more Global Notes (as defined in the Indenture) in the aggregate principal amount of the 2009 Notes and one or more Global Notes in the aggregate principal amount of the 2019 Notes to be purchased by the Underwriters. It is understood that each Underwriter has authorized the Representatives for their account, to accept delivery of, receipt for, and make payment of the purchase price for, the Underwritten Securities which it has severally agreed to purchase. The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Underwritten Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

     (c) Denominations; Registration. The Global Notes evidencing the Underwritten Securities shall be registered in such names as the Representatives may request in writing at least one full business day prior to the Closing Time. The Global Notes evidencing the Underwritten Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 3:00 P.M. (Eastern time) on the business day prior to the Closing Time.

     SECTION 3. Covenants of the Company. The Company covenants with each Underwriter participating in the offering of Underwritten Securities, as follows:

     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A of the 1933 Act Regulations and will notify the Representatives immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission,

(iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Underwritten Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934
Act Regulations so as to
permit the completion of the distribution of the Underwritten Securities as contemplated in this Underwriting Agreement and in the Registration Statement and the Prospectus. If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Underwritten Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

     (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Underwritten Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Underwriting Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Underwritten Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Underwriting Agreement.

     (g) Earnings Statement. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

     (h) Tender Offer and Consent Solicitation. The Company will use its best efforts to complete the tender offer for the Company's outstanding $125 million principal amount of 9 1/8% Senior Notes due 2006 and the related consent solicitation by the expiration date set forth in the Company's Offer to Purchase and Consent Solicitation Statement, dated February 19, 1999.

     (i) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Underwritten Securities in the manner specified in the Prospectus under "Use of Proceeds."

     (j) Restriction on Sale of Securities. Between the date of this Underwriting Agreement and the Closing Time the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise dispose of, any debt securities of the Company (excluding bank indebtedness).

     (k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

     SECTION 4. Payment of Expenses.

     (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Underwritten Securities, (iii) the preparation, issuance and delivery of the Underwritten Securities, any certificates for the Underwritten Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Underwritten Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (v) the qualification of the Underwritten Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, and the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Underwritten Securities and (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Underwritten Securities.

     (b) Termination of Agreement. If this Underwriting Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or
Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

     SECTION 5. Conditions of Underwriters Obligations. The obligations of the Underwriters to purchase and pay for the Underwritten Securities pursuant this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

     (a) Effectiveness of Registration Statement. The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Underwritten Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a Term Sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

     (b) Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Thompson & Knight, P.C., counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

     (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of the Closing Time, of Andrews & Kurth L.L.P., counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to the matters set forth in (1), (2), (6), (7) (it being understood that any opinion required with respect to the Underwritten Securities, not being subject to preemptive or other similar rights of the securityholders of the Company shall be limited to such rights arising by operation of law or under the charter or by-laws of the Company), (9), (10) (solely as to the information in the Prospectus under any caption purporting to describe any such Securities), (16), (17), (20) and the penultimate paragraph of Exhibit A hereto. In giving such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the company and its subsidiaries and certificates of public officials.

     (d) Officers, Certificate. At Closing Time, there shall not have been, since the date of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition, or in the earnings, business affairs or properties, or development involving a prospective material adverse change in the business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer, President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) are true and correct with the same force and effect as though expressly made at and as of the Closing Time,
(iii) the Company has complied with all agreements and satisfied all conditions on its part required under this Underwriting Agreement to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer's knowledge, are threatened by the Commission.

     (e) Accountants Comfort Letter. At the time of the execution of this Underwriting Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

     (g) Ratings. At Closing Time, the Underwritten Securities shall have the ratings of at least Baa2 by Moody's Investor's Service Inc. and A- by Standard & Poor's Ratings Group, a division of McGraw-Hill Inc., and the Company shall have delivered to the Representatives a letter, dated as of such date, from each such rating organization, or other evidence satisfactory to the Representatives, confirming that the Underwritten Securities have such ratings. Since the time of execution of this Underwriting Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to the Underwritten Securities or any of the Company's other debt securities by a "nationally recognized statistical rating agency", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act Regulations, and no such rating organization shall have publicly announced that it has under surveillance or review its rating of the Underwritten Securities or any of the Company's other debt.

     (h) No Objection. If the Registration Statement or an offering of Underwritten Securities has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

     (i) Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Underwritten Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Underwritten Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

     (j) Termination of this Underwriting Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Underwriting Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6. Indemnification.

     (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading:

          (2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigation, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that (x) the Company is required to do so under
     Section 6(d) below and (y) by any such expense is not paid under (1) or
     (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity with respect to any untrue statement contained in or any omission from the preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim, damage or expense purchased any of the Underwritten Securities that are the subject thereof if the Company shall sustain the burden of proving that (i) the untrue statement or omission contained in the preliminary prospectus was corrected; (ii) such person was not sent or given a copy of the Prospectus (excluding documents incorporated by reference) which corrected the untrue statement or omission at or prior to the written confirmation of the sale of such Underwritten Securities to such person if required by applicable law; and (iii) the Company satisfied its obligation pursuant to Section 3(d) of this Agreement to provide a sufficient number of copies of the Prospectus to the Underwriters.

     (b) Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omission, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section
6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
(iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of any such separate firm for the Underwriters and such control persons of the Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and such directors, officers and controlling persons of the Company, such firm shall be designated in writing by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which such indemnifying party is otherwise entitled to reimbursement pursuant to the terms of this Agreement, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, labilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Underwritten Securities pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Underwritten Securities pursuant to this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Underwritten Securities (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of such Underwritten Securities as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Underwritten Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate principal amount of Underwritten Securities set forth opposite their respective names in Schedule A-1 and A-2 hereto, and not joint.

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Underwritten Securities.

     SECTION 9. Termination.

     (a) Underwriting Agreement. The Representatives may terminate this Underwriting Agreement, by notice to the Company, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States , or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time to purchase the Underwritten Securities which it or they are obligated to purchase (the "Defaulted Securities"), then the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under Schedule A-1 and A-2 bear to the underwriting obligations of all non-defaulting Underwriters, or

          (b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of Underwritten Securities to be purchased on such date this Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at World

Financial Center, North Tower, New York, New York 10281-1201, attention of Bill Montgomery; and notices to the Company shall be directed to it at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, attention of Robert D. Campbell, President.

     SECTION 12. Parties. This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, the Representatives and, upon execution of this Underwriting Agreement, any other Underwriters and their respective successors. Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained. This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Underwritten Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13. GOVERNING LAW. THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.


                                   * * * * *

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                    Very truly yours,

                                    NOBLE DRILLING CORPORATION



                                    By: /s/ Robert D. Campbell
                                        ---------------------------------------
                                        Robert D. Campbell
                                        President


CONFIRMED AND ACCEPTED,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED


By: /s/ Robert A. Pacha
    -------------------------------
         Authorized Signatory



SALOMON SMITH BARNEY INC.


By: /s/  Andrew Safran
    -------------------------------
         Authorized Signatory

For themselves and as Representatives
of the several Underwriters

                                 SCHEDULE A-1
                          6.95% SENIOR NOTES DUE 2009

                                                                      PRINCIPAL
                                                                      AMOUNT OF
               NAME OF UNDERWRITER                                    2009 NOTES
               -------------------                                    ----------
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated .............................................     $  69,000,000

Salomon Smith Barney Inc. ......................................        69,000,000

Howard, Weil, Labouisse, Friedrichs Incorporated ...............         1,500,000

First Union Capital Markets Corp. ..............................         1,500,000

Simmons & Company International ................................         1,500,000

Dain Rauscher Wessels
      a division of Dain Rauscher Incorporated .................         1,500,000

Jefferies & Company, Inc. ......................................         1,500,000

Morgan Keegan & Company, Inc. ..................................         1,500,000

The Robinson-Humphrey Company, Inc. ............................         1,500,000

PaineWebber Incorporated .......................................         1,500,000
                                                                     -------------
Total ..........................................................     $ 150,000,000
                                                                     =============

                                  SCHEDULE A-2
                          7.50% SENIOR NOTES DUE 2019


                                                                      PRINCIPAL
                                                                      AMOUNT OF
               NAME OF UNDERWRITER                                    2009 NOTES
               -------------------                                    ----------
Merrill Lynch, Pierce, Fenner & Smith
      Incorporated .............................................     $ 115,000,000

Salomon Smith Barney Inc. ......................................       115,000,000

Howard, Weil, Labouisse, Friedrichs Incorporated ...............         2,500,000

First Union Capital Markets Corp. ..............................         2,500,000

Simmons & Company International ................................         2,500,000

Dain Rauscher Wessels
      a division of Dain Rauscher Incorporated .................         2,500,000

Jefferies & Company, Inc. ......................................         2,500,000

Morgan Keegan & Company, Inc. ..................................         2,500,000

The Robinson-Humphrey Company, Inc. ............................         2,500,000

PaineWebber Incorporated .......................................         2,500,000
                                                                     -------------
Total ..........................................................     $ 250,000,000
                                                                     =============

                                  SCHEDULE B-1

                           NOBLE DRILLING CORPORATION

                          6.95% SENIOR NOTES DUE 2009


     1. The initial public offering price of the 2009 Notes shall be 99.929% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the 2009 Notes shall be 99.279% of the principal amount thereof.

     3. The interest rate on the 2009 Notes shall be 6.95% per annum.

     4. The premium to the Treasury Yield (as defined in the Indenture) used in determining the Make-Whole Premium (as defined in the Indenture) on the 2009 Notes shall be 25 basis points.

                                  SCHEDULE B-2

                           NOBLE DRILLING CORPORATION

                          7.50% SENIOR NOTES DUE 2019


     1. The initial public offering price of the 2019 Notes shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

     2. The purchase price to be paid by the Underwriters for the 2019 Notes shall be 99.125% of the principal amount thereof.

     3. The interest rate on the 2019 Notes shall be 7.50% per annum.

     4. The premium to the Treasury Yield (as defined in the Indenture) used in determining the Make-Whole Premium (as defined in the Indenture) on the 2019 Notes shall be 35 basis points.

                                                                      EXHIBIT A

                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

     (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement.

     (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on an exhibit to such opinion.

     (4) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed on an exhibit to such opinion. Except as otherwise described in the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or other similar rights of any security holder of such Subsidiary.

     (5) The authorized, issued and outstanding shares of capital stock of the Company is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). Such shares of issued and outstanding capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any security holder of the Company.

     (6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     (7) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement. The Underwritten Securities, when executed and authenticated in the manner provided for in the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee) and delivered against payment of the consideration therefor specified in this Underwriting Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law). The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.

     (8) The Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by (a) bankruptcy, insolvency, fraudulent transfers or conveyances, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, (b) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) an implied covenant of good faith and fair dealing.

     (9) The Underwritten Securities being sold pursuant to this Underwriting Agreement and the Indenture conform in all material respects to the statements relating thereto contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

     (10) The statements made in the Prospectus under the caption "Description of the Notes," "Description of Debt Securities" or any other caption purporting to describe any such Securities, and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters or the Company's charter, bylaws or legal proceedings, or legal conclusions fairly present in all material respects the information called for with respect thereto by the 1933 Act Regulations.

     (11) To our knowledge, neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws and no default by the Company or any of its Subsidiaries exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed or incorporated by reference as an exhibit to the Registration Statement (except for any default which would not have a Material Adverse Effect).

     (12) The execution, delivery and performance of the Underwriting Agreement, and the Indenture and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Statement and the Prospectus (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds" and the issuance of any Underlying Securities) and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets or properties of the Company or any of its Subsidiaries is subject (except for such breaches or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its Subsidiaries organized under the laws of any jurisdiction within the United States of America or any applicable law, statute, rule, regulation, known to us, of any known to such counsel, of the United States of America or the State of Texas or under the Delaware General Corporation Law, or any administrative or court decree of any government, government instrumentality or court, domestic or foreign, that specifically names the Company or any Subsidiary or is directed to any of their respective properties or assets known to such counsel, other than federal and state laws, except as specifically addressed herein.

     (13) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, required to be disclosed in the Registration Statement, which is not adequately disclosed in the Prospectus or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement, or the Indenture or the performance by the Company of its obligations thereunder.

     (14) To the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Prospectus or to be filed as exhibits to the Registration Statement other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

     (15) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or overtly threatened by the Commission.

     (16) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and related notes, the financial statement schedules and other financial data included therein or omitted therefrom and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we express no opinion), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     (17) The documents incorporated by reference in the Prospectus (other than the financial statements and related notes, the financial statement schedules and other financial data therein or incorporated by reference therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder.

     (18) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the due authorization, execution or delivery by the Company of the Underwriting Agreement or for the performance by the Company of the transactions contemplated under the Prospectus, the Underwriting Agreement or the Indenture, other than under the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations and other than under foreign or state securities or Blue Sky laws.

     (19) The Indenture has been duly qualified under the 1939 Act.

     (20) The Underwritten Securities, upon issuance, will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the "Commodity Exchange Act"), and the rules and regulations of the Commodity Futures Trading Commission under the Commodity Exchange Act (the "Commodity Exchange Act Regulations").

     (21) The Company is not, and upon the issuance and sale of the Underwritten Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

     In addition, such counsel has participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus (except to the extent specified elsewhere in this opinion), we advise you that, on the basis of the foregoing, no facts have come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom and for the Form T-1, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on Form 10-K with the Commission) became effective or at the date of this Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of the Cayman Islands, upon the opinions of Maples & Calder, special counsel to the Company (each of which opinions shall be dated and furnished to the Underwriters at the Closing Time, shall be reasonably satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion s if it were addressed to them), provided that Thompson & Knight P.C. shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B) as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

     With respect to opinions relating to the enforceability of the Underwritten Securities and Indenture contained in paragraphs (7) and (8) above, (i) Thompson & Knight P.C. may assume that for such purposes the laws of the State of Texas are the same as the laws of the State of New York and (ii) the Underwriters are also entitled to rely on an opinion of Andrews & Kurth L.L.P. as to such matters under New York law.